SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

         / /     Preliminary Proxy Statement
         / /     Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)2))
         /X/     Definitive Proxy Statement
         / /     Definitive Additional Materials
         / /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



                                  UNIFLEX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

                                    [LOGO]


                                 UNIFLEX, INC.
                  383 West John Street, Hicksville, NY 11802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 23, 1998

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIFLEX, INC., a Delaware corporation (the "Company"), will be held at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006, on Tuesday, June 23, 1998 at 10:00 A.M., for the following purposes:

      1. To elect three members of the Board of Directors for the ensuing three years; and

      2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only stockholders of record at the close of business on May 12, 1998, will be entitled to notice of and to vote at the Annual Meeting.

      If you do not expect to attend the Annual Meeting, please sign and mail promptly the enclosed proxy in order that your shares may be voted. A return envelope is provided for your convenience.


                                       By Order of the Board of Directors


                                       HERBERT BARRY, Chairman

Dated:  Hicksville, New York
        May 22, 1998

                                  UNIFLEX, INC.
                   383 West John Street - Hicksville, NY 11802

                           --------------------------

                               PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 23, 1998

                           --------------------------

       This Proxy Statement is furnished to the stockholders of UNIFLEX, INC. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006, on Tuesday, June 23, 1998 at 10:00 A.M. At the Annual Meeting, the stockholders will be asked to (1) elect three members of the Board of Directors for the ensuing three years and (2) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof. This Proxy Statement is being mailed on or about May 22, 1998.

      Shares represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election of three members of the Board of Directors for the ensuing three years (Robert K. Semel, Kurt Vetter and Steven Wolosky) and (ii) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof. The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxies executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented to the Annual Meeting; or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

      All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                                VOTING SECURITIES

      The voting securities of the Company outstanding on May 12, 1998 consisted of 4,126,152 shares of common stock entitling the holders thereof to one vote per share. Stockholders of record as at that date are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required for a quorum.

      The following table sets forth the holdings as of May 12, 1998 of the Directors of the Company, the Chief Executive Officer and the four other most highly compensated Executive Officers of the Company, of all Directors and Executive Officers as a group, and of those persons who, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of common stock outstanding which such shares represented on that date.

                          VOTING SECURITY OWNERSHIP OF
                    MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         Name and Address                Amount and Nature
                of                         of Beneficial             Percent
         Beneficial Owner                  Ownership(1)            of Class(2)
--------------------------------------------------------------------------------
Herbert Barry                                 470,490(3)                 11.4%
383 W. John Street
Hicksville, NY 11802

Warner J. Heuman                              463,270(4,9)               11.1%
383 W. John Street
Hicksville, NY 11802

Erich Vetter                                  302,999(9)                  7.2%
383 W. John Street
Hicksville, NY 11802

Robert K. Semel                               433,950(5)                 10.5%
383 W. John Street
Hicksville, NY 11802

Kurt Vetter                                   152,680(6,9)                3.7%
383 W. John Street
Hicksville, NY 11802

Martin Brownstein                             201,256(9)                  4.9%
383 W. John Street
Hicksville, NY 11802

Martin Gelerman                                 8,500(9)                     *
445 Broad Hollow Road
Melville, NY 11747

Steven Wolosky                                 10,500(9)                     *
505 Park Avenue
New York, New York 10022

Lee Cantor                                     79,098(7)                  1.9%
383 W. John Street
Hicksville, NY 11802

CMNY Capital, L.P.                            305,158(8)                  7.4%
135 East 57th Street
New York, NY 10022

All Directors and Executive                 2,122,743(9)                 49.8%
Officers as a group (9
persons)

--------------------
*     Less than 1%

(1) Except as noted, shares are owned individually and of record.

(2) Calculations assume that all stock options held by directors and executive officers and exercisable within 60 days after May 12, 1998 have been exercised.

(3) Includes 34,914 shares held individually and of record by Betty Lou Barry, Herbert Barry's wife.

(4) Includes 60,000 shares owned individually and of record by Elaine Heuman, Warner J. Heuman's wife, and 26,490 shares owned by his children.

(5)   Includes 150 shares held individually and of record by Fran Semel,  Robert
      K. Semel's wife, as custodian for her son.

(6) Includes 9,300 shares held individually and of record by Stephanie Vetter, Kurt Vetter's wife.

(7) Includes 51,282 shares owned jointly with Melissa Cantor, Lee Cantor's wife, and 7,344 shares held individually and of record by Melissa Cantor.

(8) Includes 54,912 shares owned by CMCO, Inc., an affiliate of CMNY Capital, L.P. and 2,946 shares owned by Robert Davidoff. Mr. Davidoff is a general partner of CMNY Capital, L.P.

(9) Includes shares issuable upon the exercise of currently exercisable stock options as follows: Warner J. Heuman - 60,000 shares; Kurt Vetter - 300 shares; Erich Vetter - 60,000 shares; Martin Gelerman - 4,500 shares; Martin Brownstein - 10,000 shares; Steven Wolosky - 4,500 shares; Lee Cantor - 300 shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Article Sixth, Paragraph 1 of the Certificate of Incorporation of the Company, and Article II, Section 2 of its Amended and Restated By-Laws provide for the organization of the Board of Directors into three classes. All Directors are chosen for a full three-year term to succeed those whose terms expire. It is therefore proposed that three Directors be elected to serve until the Annual Meeting of Stockholders to be held in 2001 and until their successors are elected and qualified.

      If no contrary instructions are indicated, it is intended that the accompanying Proxies will be voted for the election of Robert K. Semel, Kurt Vetter and Steven Wolosky, the three nominees. The Company does not expect that any of the nominees listed will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees. The following table sets forth the ages, occupations, terms of office and family relationships of the Directors and Executive Officers of the Company.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY*


                                                                                  Nature of Any
                                                               Term of               Family
                                        Present and           Office as         Relationship With
                                      Prior Positions         Director         Other Directors or
          Name             Age         With Company            Expires         Executive Officers
--------------------------------------------------------------------------------------------------

Herbert Barry               61    Chairman of the               2000                 None
                                  Board, Chief
                                  Executive Officer
                                  since January
                                  1995; President
                                  1971 to January
                                  1995; Director
                                  since 1968.


                                                                                  Nature of Any
                                                               Term of               Family
                                        Present and           Office as         Relationship With
                                      Prior Positions         Director         Other Directors or
          Name             Age         With Company            Expires         Executive Officers
--------------------------------------------------------------------------------------------------

Robert K. Semel             60    President, Chief              1998           None
                                  Operating Officer
                                  since January
                                  1995; Executive
                                  Vice President
                                  December 1990 to
                                  January 1995;
                                  Secretary since
                                  April 1993;
                                  Director since
                                  December 1990.
                                  Mr. Semel is also
                                  a director of
                                  Pentech
                                  International,
                                  Inc.

Kurt Vetter                 54    First Vice                    1998           Erich Vetter-father
                                  President -
                                  Engineering since
                                  January 1995;
                                  Vice President-
                                  Engineering 1971
                                  to January 1995;
                                  Director since
                                  1970.


                                                                                  Nature of Any
                                                               Term of               Family
                                        Present and           Office as         Relationship With
                                      Prior Positions         Director         Other Directors or
          Name             Age         With Company            Expires         Executive Officers
--------------------------------------------------------------------------------------------------

Steven Wolosky              42    Director since                1998        None
                                  February 1994.
                                  For more than the
                                  past five years,
                                  Mr. Wolosky has
                                  been a partner of
                                  Olshan Grundman
                                  Frome &
                                  Rosenzweig LLP,
                                  counsel to the
                                  Company.  Mr.
                                  Wolosky is also a
                                  director of Total
                                  Entertainment
                                  Restaurant Corp.,
                                  a Nasdaq Stock
                                  Market company
                                  and Assistant
                                  Secretary of WHX
                                  Corporation, a
                                  New York Stock
                                  Exchange listed
                                  company.

Warner J. Heuman            73    Chairman Emeritus             2000        Lee Cantor -
                                  since January                             son-in-law
                                  1995; Chairman of
                                  the Board, 1971
                                  to January 1995;
                                  Director since
                                  1968.

Erich Vetter                75    Secretary, 1975               1999        Kurt Vetter - son
                                  to April 1993;
                                  Director since
                                  1968.

Martin Brownstein           56    Senior Vice                   1999        None
                                  President since
                                  January  1995;
                                  Vice President-
                                  Advertising
                                  Specialty Sales
                                  1977 to January
                                  1995; Director
                                  since June 1991.


                                                                                  Nature of Any
                                                               Term of               Family
                                        Present and           Office as         Relationship With
                                      Prior Positions         Director         Other Directors or
          Name             Age         With Company            Expires         Executive Officers
--------------------------------------------------------------------------------------------------

Martin Gelerman             61    Director since                2000        None
                                  August 1993.
                                  Since February
                                  1997, Mr.
                                  Gelerman has been
                                  President, Human
                                  Resource
                                  Consulting Group,
                                  and Director,
                                  Corporate
                                  Development, of
                                  Lloyd Creative
                                  Staffing Inc.
                                  From 1990 to
                                  October 1996,  Mr.
                                  Gelerman  was
                                  Senior Vice
                                  President of The
                                  Olsten Corporation.

Lee Cantor                  38    Vice President -               (1)        Warner J. Heuman -
                                  Sales since                               father-in-law.
                                  January  1995;
                                  Vice President -
                                  Advertising
                                  Specialty Sales,
                                  January 1993 to
                                  January 1995;
                                  Sales Manager,
                                  1988 to 1995.

-------------------
* The Directors of the Company, by virtue of certain family relationships and aggregate stockholdings, may be considered control persons of the Company.

(1)   Mr. Cantor is not a director of the Company.

      None of the Directors or Executive Officers has been involved in material legal proceedings during the last five years in which he has been a party adverse to or has had a material interest adverse to the Company.

      The    Company    has   a   standing    Audit    Committee,    currently
comprised  of  Erich  Vetter,   Martin   Gelerman  and  Steven  Wolosky  (with

Warner J. Heuman serving as an alternate). The Audit Committee met on three occasions during the fiscal year ended January 31, 1998. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements and coordinates with the Company's independent public accountants. The Company does not have a standing Nominating Committee or a committee which serves nominating functions nor does the Company have a standing Compensation Committee.

      The Board of Directors held three meetings during the fiscal year ended January 31, 1998. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

      The Board of Directors recommends a vote FOR this Proposal.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

      SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company (Mr. Herbert Barry, the Chairman of the Board and Chief Executive Officer of the Company) and the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended January 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                      Compensation
                                                                                      ------------
                                            Annual Compensation                          Awards
                                           --------------------                     --------------

                                                                                                    All Other
           Name and                                                  Other Annual        Options  Compensation
      Principal Position          YEAR     SALARY($)  BONUS($)     Compensation($)(1)      (#)      ($)(2)
-----------------------------     ----     ---------  --------     ------------------    -------   -----------
Herbert Barry                     1998     605,800     71,961               --             --        1,900
  Chairman of the Board,          1997     599,000    160,155               --             --        1,900
  Chief Executive Officer         1996     383,000     62,000               --             --        1,788

Robert K. Semel                   1998     300,000    175,136           54,361             --        1,900
  President,                      1997     275,000    237,465           55,895             --        1,900
  Chief Operating Officer         1996     250,000    162,650           49,593             --        1,788


Martin Brownstein                 1998     462,500     12,500               --             --        1,900
  Senior Vice President-          1997     380,000     12,000               --         15,000        1,900
  Advertising Specialty           1996     457,000     11,000               --             --        1,788
  Sales

Lee Cantor                        1998     217,000     10,000               --             --        1,900
  Vice President-                 1997     253,000      9,188               --             --        1,900
  Sales                           1996     225,500      8,188               --             --        1,788

                                                                                       Long-Term
                                                                                      Compensation
                                                                                      ------------
                                            Annual Compensation                          Awards
                                           --------------------                     --------------

                                                                                                    All Other
           Name and                                                  Other Annual        Options  Compensation
      Principal Position          YEAR     SALARY($)  BONUS($)     Compensation($)(1)      (#)      ($)(2)
-----------------------------     ----     ---------  --------     ------------------    -------   -----------
Kurt Vetter                       1998     169,435     18,000               --            --        1,900
  First Vice President-           1997     150,697     17,500               --            --        1,900
  Engineering                     1996     143,700     16,500               --            --        1,788

-------------------
(1) Consists of payments of $24,161, $21,195 and $14,293 relating to automobile and insurance expenses in 1998, 1997 and 1996, respectively, and the discharge of indebtedness relating to the purchase of the Company's common stock of $30,200, $34,700 and $35,300 in 1998, 1997 and
      1996, respectively. See "Certain Relationships and Related Transactions."

(2) Amounts shown reflect Company contributions to 401(k) Plan.

      The following table sets forth certain information regarding stock option exercises by each of the Executive Officers named in the Summary Compensation Table during the fiscal year ended January 31, 1998 and unexercised stock options held by such Executive Officers as of January 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                 Value of
                                                                 Number of      Unexercised
                                                                Unexercised    in-the-Money
                                                                 Options at     Options at
                                                                January 31,     January 31,
                                                                  1998(#)       1998 ($)(1)
                                   Shares
                                Acquired on        Value        Exercisable/   Exercisable/
Name                           Exercise(#)(2)   Realized($)    Unexercisable   Unexercisable
----                           ------------    ------------    -------------   ------------

Herbert Barry                        15,000          81,800    0/0             0/0

Erich Vetter                          9,000          49,080    60,000          352,500/0

Robert K. Semel                      90,000         505,800    15,000/0        88,125/0

Kurt Vetter                              --              --    300/0           1763/0

Martin Brownstein                    15,000          87,613    10,000/5,000    58,750/29,375

Warren J. Heuman                      9,000          51,330    60,000/0        352,500/0

Lee Cantor                           12,000          73,690    300/0           1,763/0

-----------------
(1) On January 31, 1998, the last reported sales price of the Company's Common Stock as reported by the American Stock Exchange was $5.8750 per share.
(2)   Adjusted to give effect to a 50% stock dividend paid in October 1996.

BOARD OF DIRECTORS COMPENSATION

      The Company pays each non-employee Director a fee of $500 for each Board of Directors' meeting attended.

LONG-TERM INCENTIVE AND PENSION PLANS.

      The Company does not have any long-term incentive or defined benefit pension plans.

STOCK OPTION PLANS

      The Company adopted the 1993 Stock Option Plan (the "Plan"), which provides for the granting of options to purchase up to 360,000 shares of the Company's common stock to employees of the Company. The exercise price for incentive stock options can be no less than the fair market value of the Company's common stock at the date of grant with the exception of an employee who, prior to the granting of the option, owns stock representing more than 10% of the voting rights for which the exercise price can be no less than 110% of the fair market value of the Company's common stock at the date of grant. The Plan is administered by the Stock Option Committee (the "Committee") of the Board of Directors. The Committee determines when the options are exercisable and the term of the option, up to ten years.

      Pursuant to separate stock option agreements, the Company has granted to eighteen officers and directors options to purchase a total of 1,122,000 shares of the Company's common stock at prices ranging from $.33 to $.92 per share. Such options expire at various dates through December 31, 2000. Options to purchase 126,000 shares remain unexercised at January 31, 1998.

      In 1996 the Company adopted the Outside Directors' Stock Option Plan (the "Outside Directors Plan"), which was subsequently approved by the stockholders. There are 60,000 shares of the Company's common stock reserved for issuance under the Outside Directors Plan. Pursuant to the Outside Directors Plan, each current Outside Director (Messrs. Gelerman and Wolosky) initially received an option to purchase 4,500 shares of Common Stock and as long as shares of Common Stock remain available for the grant of options under the Outside Directors' Plan, each year on the date of the Company's annual meeting of stockholders, each Outside Director shall be granted an option to purchase 4,500 shares of Common Stock. Options granted under the Outside Directors' Plan are exercisable in three equal installments beginning on the first anniversary of the date of grant and subject to such terms and conditions as are determined by the Board of Directors at grant.

      The exercise price of each option is the fair market value for each share of Common Stock subject to an option. Fair Market Value means the closing sales price of the Common Stock as quoted on the

American Stock Exchange on the date of grant of any option. The term of each option is 10 years from the date of grant. The Outside Directors' Plan also provides for the earlier termination of options in the event an Outside Director's membership on the Board of Directors terminates.

EMPLOYMENT AGREEMENTS

      Mr. Herbert Barry is employed under an employment agreement expiring January 31, 2001 which provides for Mr. Barry to be paid (i) a current annual base salary of $122,000 with yearly increases of $12,000, (ii) a sum equal to 1% of all of the Company's sales subject to certain limitations and (iii) regular commissions computed in accordance with the Company's usual practice on all sales which he generates. In addition, Mr. Barry receives a profit incentive cash bonus based upon the consolidated pre-tax profits of the Company. The employment agreement is subject to two two year renewals at the end of the current term or any renewal thereof at the option of Mr. Barry. The employment agreement also provides that in the event of a Change of Control (as such term is defined in the employment agreement) that results in his termination, Mr. Barry is entitled to receive a severance payment equal to the product of 2.99 times the average total annual compensation of any kind paid to Mr. Barry by the Company during the Company's last five full fiscal years prior to the date of termination of employment.

      Mr. Robert K. Semel is employed under an employment agreement expiring January 31, 2001 which provides for (i) annual compensation of $300,000 until January 31, 1998 and provides for increases in annual compensation in each of the remaining years of his employment agreement, (ii) a profit incentive bonus based upon the consolidated pre-tax profits of the Company and (iii) a sales incentive bonus based upon the consolidated net sales of the Company, subject to certain limitations, in excess of $30 million (other than net sales for which Mr. Herbert Barry is not entitled to an override commission) of the Company. The employment agreement is subject to two two year renewals at the end of the current term or any renewal thereof at the option of Mr. Semel. The employment agreement also provides that in the event of a Change of Control (as such term is defined in the employment agreement) that results in his termination, Mr. Semel is entitled to receive a severance payment equal to the product of 2.99 times the average total annual compensation of any kind paid to Mr. Semel by the Company during the Company's last five full fiscal years prior to the date of termination of employment.

      The Company has an employment agreement with Martin Brownstein that expired on January 31, 1998 and was renewed for a period of one year. The employment agreement initially provided for Mr. Brownstein to be paid (a) commissions at the Company's standard commission rates then in effect on all sales of the Company's products which he generates plus (b) commissions (the "Override Commissions") equal to 1% of the Company's sales to companies listed in the Advertising Specialty Institute Directory up to and including $1,500,000 and 1 1/4% of all such sales in excess of $1,500,000. Upon the renewal of Mr. Brownstein's employment agreement, the Override Commissions provision was eliminated.

      The Company has an employment agreement with Lee Cantor that expired on October 31, 1997 but was automatically renewed for a one year period. The employment agreement is subject to an automatic one year renewal at the end of the current term or any renewal thereof unless either the Company or Mr. Cantor gives a termination notice at least 90 days prior to the expiration of the then current term. Pursuant to the provisions of the employment agreement, Mr. Cantor is paid a salary of $475 per week and commissions at the Company's standard commission rates then in effect on all sales of the Company's products which he generates.

      The Company has an employment agreement with Kurt Vetter that expired on January 31, 1997, but which has been extended for a period of one year, providing for Mr. Vetter to be paid $160,000 during fiscal 1998.

      In addition, the Company has entered into deferred compensation, and amended and restated employment, consulting and non-competition agreements with each of Warner J. Heuman and Erich Vetter dated as of April 28, 1991, which provide that after termination of the employment agreement, each shall be engaged as a consultant for a period of seven years thereafter. Mr. Erich Vetter retired in February 1993 and Mr. Warner Heuman retired in January 1995. In addition, each shall be entitled to deferred compensation benefits for the balance of his lifetime, and certain death and other fringe benefits. Each of Messrs. Heuman and Vetter has received an aggregate payment of $101,800 for each of 1998, 1997 and 1996 pursuant to such agreements. See "Certain Relationships and Related Transactions."

BOARD   OF    DIRECTORS    INTERLOCKS    AND    INSIDER    PARTICIPATION    IN
COMPENSATION DECISIONS

            Other than Messrs. Gelerman and Wolosky, all of the members of the Board of Directors were officers or former officers of the Company during the fiscal year ended January 31, 1998 and participated in the decisions of the Company's Board of Directors concerning executive officer compensation. However, each Director abstained from decisions concerning his own compensation.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

General

      The  Board  of  Directors   determines   the  cash  and  other   incentive
compensation, if any, to be paid to the Company's Executive Officers and key employees.

Compensation Philosophy

      The Board of Directors' executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement, (c) linking compensation to the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company has not yet established a policy with regard to Section 162(m) of the Code since the Company has not paid compensation in excess of $1 million per annum to any employee.

Salaries

      Salaries for the Company's Executive Officers are determined by the terms of their employment contracts which are based upon the factors described in the "Compensation Philosophy" paragraph above. Annual salary adjustments are determined consistent with the Company's compensation policy, by the terms of the employment contracts and by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company or to generate sales of the Company's products, length of
service  to  the   Company   and  any   increased   responsibilities   assumed
by the executive.

Annual Bonuses and Incentive Compensation

      The  Company  from time to time  considers  the  payment of bonuses to its
Executive Officers although no formal plan currently exists. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the Company for which the Executive Officer has responsibility as compared to the planned performance thereof, the ability to manage and motivate reporting employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year. In connection with increased net sales and stockholders' equity for the fiscal year ended January 31, 1998, the Company awarded bonuses to Messrs. Brownstein, Cantor and Kurt Vetter in the amounts of $12,500, $10,000 and $18,000, respectively. Pursuant to the terms of his employment agreement, Mr. Semel was awarded a bonus of $175,136.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      Mr. Barry's compensation during the fiscal year ended January 31, 1998 was based upon the terms of his employment agreement which is weighted heavily toward performance criteria. Mr. Barry received a base salary of $122,000 for the fiscal year ended January 31, 1998 and his total compensation was a result of the increase in sales of the Company during the fiscal year. Net sales for the fiscal year ended January 31, 1998 were Company records. Net sales were $37,999,000, compared to $34,466,000 for the fiscal year ended January 31, 1997, an increase of 10.3%. Net income was $1,496,000 compared to $1,917,000 for the year ended January 3, 1997, a decrease of 21.9%. The Company's financial success and Mr. Barry's compensation is attributable to Mr. Barry's leadership in providing strategic direction to the Company, in positioning the Company to take advantage of emerging growth opportunities, in developing and maintaining an effective management team for the Company and in communicating and implementing a strong corporate culture and vision within and outside the Company.

STOCK OPTIONS

      No Executive Officer named in the Summary Compensation Table was awarded stock options during the fiscal year ended January 31, 1998. It is the philosophy of the Board of Directors that stock options should be awarded only to key employees of the Company to promote long-term interests between such employees and the Company's stockholders and to assist in the retention of such employees.

BOARD OF DIRECTORS:          Herbert Barry
                             Martin Brownstein
                             Martin Gelerman
                             Warner J. Heuman
                             Robert K. Semel
                             Erich Vetter
                             Kurt Vetter
                             Steven Wolosky

PERFORMANCE GRAPH

      The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total return of (a) the AMEX Market Index, a broad equity market index, and (b) the Media General ("MG") Group Index, a plastic packaging materials industry index, in each case assuming reinvestment of dividends.



                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
                   RETURN AMONG UNIFLEX, INC., INDUSTRY INDEX
                                AND BROAD MARKET

-------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY                 1993      1994      1995      1996      1997      1998

UNIFLEX INC              100     221.06    247.37    384.22    489.24     370.87
INDUSTRY INDEX           100     115.32    101.55    127.07    198.83     236.78
BROAD MARKET             100     119.40    104.21    133.57    143.76     163.98

EMPLOYEE BENEFITS

      The Company adopted a qualified profit-sharing plan in January, 1976 and all of its employees (other than employees who are subject to a union or collective bargaining agreement) are eligible to participate after completing six months of continuous service and attaining age 21. The Company is not required to make any minimum contributions and any contributions will be from current or accumulated earnings and will not exceed the maximum amount deductible by the Company under applicable provisions of the Internal Revenue Code.

      Participants may elect (but are not required) to contribute up to 10% of their compensation. In general, the benefits payable to a participant from contributions by the Company become fully vested at the earliest of (1) the participant's normal retirement date, (2) the participant's earlier retirement date if he has completed ten years of participation in the plan, or (3) the participant's completion of fifteen years of service beginning on the effective date of the plan; provided that partial vesting of benefits begins upon completion of five years of service beginning on the effective date of the plan.

      Effective February 1, 1990, the Company established a defined contribution benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Full-time employees who have completed twelve months of service may contribute a percentage of their salaries to the 401(k) Plan, subject to certain limits. The Company will match 20 percent of the employee's contribution up to six percent of the employee's salary. The Company's contributions vest at the rate of 20 percent per year of employment. During the fiscal year ended January 31, 1998, the Company contributed $45,102 to the 401(k) Plan.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 31, 1998, that there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into deferred compensation and amended and restated employment, consulting and non-competition agreements with each of Warner J. Heuman and Erich Vetter dated as of April 28, 1991, which provide that after termination of the employment agreement, each shall be engaged as a consultant for a period of seven years thereafter. Mr. Erich Vetter retired in February 1993 and Mr. Warner Heuman retired in January 1995. In addition, each shall be entitled to deferred compensation benefits for the balance of his lifetime, and certain death and other fringe benefits. Each of Messrs. Heuman and Vetter has received an aggregate payment of $101,800 for 1998, 1997 and 1996, respectively, pursuant to such agreements. See "Executive Compensation--Employment Agreements."

      During the year ended January 31, 1998, the Company, in private transactions, repurchased and retired 85,000, 10,000 and 4,004 shares of its common stock from Kurt Vetter, Erich Vetter and Warner Heuman, respectively, officers and/or directors of the Company for purchase prices of $423,300, $82,500 and $28,028, respectively. The purchase price of the stock represented a 17% discount from market prices at the time of purchase. The aggregate purchase price was partially financed by bank borrowings against the Company's credit agreement.

      In 1990, pursuant to an agreement (the "Officer Stock Purchase Agreement") between the Company and Robert K. Semel, Mr. Semel
purchased   common   stock  in  exchange  for  cash  and  a  note  payable  in
the principal amount of $198,000 (the "Stock Purchase Note") bearing interest at 8.66% per annum. In accordance with the
Officer Stock Purchase Agreement, since Mr. Semel has fulfilled the terms of his employment contract, the seven annual installments required by the Stock Purchase Note have been forgiven annually by the Company as additional compensation to Mr. Semel. At January 31, 1998, there was no Stock Purchase Note receivable balance. See "Executive Compensation."

      Steven Wolosky, a director of the Company, is a member of Olshan Grundman Frome & Rosenzweig LLP, which firm has been retained by the Company as general counsel during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's gross revenues.

                              STOCKHOLDER PROPOSALS

      To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to January 20, 1999.

                                  OTHER MATTERS

      So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

      The Annual Report for the fiscal year ended January 31, 1998, including financial statements, is being mailed herewith. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you.

                       By Order of the Board of Directors

                             HERBERT BARRY, Chairman

Dated: Hicksville, New York
       May 22, 1998

      The Company will furnish, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 31, 1998 (as filed with the Securities and Exchange Commission) to stockholders of record as of May 12, 1998 who make written request to Robert Gugliotta, Vice
President-Finance and Treasurer, Uniflex, Inc., 383 West John Street, Hicksville, New York 11802.

                                  UNIFLEX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING ON JUNE 23, 1998


The undersigned hereby appoints Barry H. Barry and Robert K. Semel and either of them, with power in each to vote in the absence of the other, as the Proxy Agents for the undersigned, with full power of attorney and substitution and with all the powers the undersigned would possess if personally present, to vote all the Common Stock of the undersigned in Uniflex, Inc. at the Annual Meeting of Stockholders scheduled to be held on June 23, 1998 at 10:00 A.M. and at all adjournments thereof.

(1) Election of three Directors as recommended in Management's Proxy Statement:

            Nominees:   Robert K. Semel, Kurt Vetter and Steven Wolosky

/ / VOTE FOR the nominees listed, except as marked to the contrary above (if any). (To withhold your vote for any individual nominee strike a line through the nominee's name set forth above.)

/ /   VOTE WITHHELD for all nominees.

(2) In their discretion, upon such other business as may properly come before the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1. DISCRETIONARY AUTHORITY IS GRANTED THE PROXY AGENT AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING. MANAGEMENT KNOWS OF NO SUCH OTHER MATTERS. RECEIPT OF THE UNIFLEX, INC. PROXY STATEMENT IS HEREBY ACKNOWLEDGED. ALL PROXIES HERETOFORE SIGNED BY THE UNDERSIGNED ARE HEREBY REVOKED.

Date: This ________ Day of _______ 1998


                                                 ------------------------------
                                                 Signature(s) of Stockholder(s)


                                                 ------------------------------
                                                 Please  sign  exactly  as  name
                                                 appears at left.  When  signing
                                                 as     attorney,      executor,
                                                 administrator,    trustee    or
                                                 guardian,   please   give  full
                                                 title as such. Corporations are
                                                 requested to sign their name by
                                                 their  President or  authorized
                                                 officer.   All   joint   owners
                                                 should sign.



                       THIS PROXY SHOULD BE RETURNED TO:
 UNIFLEX, INC. - P.O. BOX 9004 - 383 WEST JOHN ST., HICKSVILLE, NEW YORK 11802